SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 8, 1998

Rexhall Industries, Inc.
(Exact name of registrant as specified in charter)

California             0-10067             95-4135907
(State or other      (Commission        (IRS Employer
jurisdiction of      File Number) Identification No.)
incorporation)

46147 7th Street West, Lancaster California   93534
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:

(805) 726-0565

_______________________________________________________________
(Former name or former address, if changed since last report.)


Item 1.     Changes in Control of Registrant.

       Not applicable.

Item 2.     Acquisition or Disposition of Assets.

       Not applicable.

Item 3.     Bankruptcy or Receivership.

       Not applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

       Not applicable.

Item 5.     Other Events.

       The Company has agreed to settle the class action pending against Rexhall Industries, Inc. in California, subject to Court approval. Under the agreement, Rexhall would pay $825,000 in cash, and issue one coupon per vehicle owned by members of the class for $1,250 toward purchase of a new Rexhall vehicle or $200 towards service, parts and labor. Coupons will be redeemable at Rexhall's two service centers in Indiana and California, as well as three (3) other dealerships geographically dispersed. Purchasers of Indiana manufactured vehicles will be added as members to the settlement class. The total number of vehicles owned by class members is estimated at approximately 5,000.

Item 6.     Resignations of Registrant's Directors.

       Not applicable.

Item 7.     Financial Statements, Pro Forma Financial Information and
Exhibits.

       Not applicable.


EXHIBITS

None.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                               Rexhall Industries, Inc.
                                (Registrant)
Date: January 8, 1998           By: